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                                 LEASE AGREEMENT
                                 ---------------

THIS LEASE AGREEMENT ( "Lease") is made and entered into on the 31st day of August, 2000, by and between UNUM LIFE INSURANCE COMPANY OF AMERICA, a Maine corporation ("Landlord") , and INTER-CALL-NET TELESERVICES, INC. D/B/A HELPMENOW.COM, a Florida corporation, ("Tenant").

                              W I T N E S S E T H:
                              --------------------

         1. Definitions. Landlord and Tenant hereby agree that the words and phrases set forth below shall, when used in this Lease, have the following meaning:

                  (a) "Premises" shall mean the land ("Real Property") and office building ("Building") located at 6340 N.W. 5th Way, Fort Lauderdale, Florida 33309, more particularly described on Exhibit A attached hereto and incorporated herein. The Building contains approximately 11,556 rentable square feet.

                  (b) "Base Rental" shall mean the initial sum of One Hundred and Seventy-Nine Thousand One Hundred and Eighteen and 00/100 DOLLARS ($ 179,118.00) per annum, as increased annually pursuant to Paragraph 5 hereof.

                  (c) "Additional Rent" is defined in Paragraph 6 herein.

                  (d) "Commencement Date" shall be the earlier of November 1, 2000 or the date of Tenant's substantial completion of Tenant's Work, determined in accordance with Paragraph 3 (c) hereof.

                  (e) "Lease Term" shall mean the initial lease term commencing on the Commencement date and continuing until 84 months after the first day of the first full calendar month following the Commencement Date. The first "Lease Year" shall be the first full twelve (12) month period of the Lease Term, and thereafter, each successive twelve (12) month period shall be deemed a "Lease Year".

                  (f) "Security Deposit" shall mean the sum of Two Hundred and Fifty Thousand and 00/100 DOLLARS ($250,000.00) in the form of a Letter of Credit as described in Paragraph 36 hereof.

                   (g) "Exterior Areas" shall mean those portions of the Premises which are not located within the Building and which are provided and maintained for the common use and benefit of Landlord and Tenant and the employees, invitees and licensees of Landlord and Tenant; including, without limitation, all parking areas, and all streets, sidewalks and landscaped areas.
 .
                   (h) "Tenant's Work" when used herein, shall mean those improvements to be constructed or installed within the Premises by Tenant according to the "Work Letter" attached hereto as Exhibit C and incorporated herein for all purposes. "Building Grade" shall mean the type, brand and/or quality of materials Landlord designates from time to time to be the minimum quality to be used in the Building or, if of better quality, the type, grade or quality of material to be used in providing the Tenant's Work.

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         2.       Lease Grant. Subject to and upon the terms, provisions,
conditions and covenants set forth herein, Landlord leases to Tenant and Tenant leases from Landlord the Premises.

         3.       Lease Term.
                  (a) This Lease shall continue in force during a period beginning on Commencement Date and continuing until the expiration of the Lease Term, unless this Lease is sooner terminated or extended to a later date under any other term or provision hereof.

                  (b) Option to Renew. Landlord hereby grants to Tenant, so long as Tenant shall not be in default of any terms, covenants, payments or conditions of this Lease, the right and option to renew the term of this Lease for one period of sixty (60) months (the "Renewal Term"), commencing upon the expiration of the initial term of this Lease.

                  The Lease for the Renewal Term shall be upon the same terms and conditions as during the prior term hereof, except that the Base Rental payable by Tenant during the Renewal Term shall be the then market rent for similar buildings in the Cypress Creek marketplace, determined by mutual agreement of the parties. Notwithstanding anything to the contrary herein, in no event shall the renewal rental rate be less than the Base Rent in place for the last year of the initial term.

                  Tenant shall exercise its option for the Renewal Term, if at all, by written notice to Landlord on or before twelve (12) months prior to the expiration of the initial term. Tenant may not exercise its option to renew during any period in which Tenant is in default of this Lease, and upon any default hereunder by Tenant, Landlord may revoke any extension option of Tenant remaining hereunder. Failure of Tenant to duly and timely exercise its renewal options hereunder shall be conclusively deemed to constitute a waiver of all renewal rights of Tenant hereunder. Failure of Tenant to exercise any renewal option shall be deemed a waiver of Tenant's right to any further or future renewal options.

                  The Renewal Option set forth herein shall be void in the event of an assignment or subletting by Tenant.

         4. Use. The Premises shall be used and occupied by Tenant solely for the general office use consistent with those uses permitted by Declaration of Protective Covenants and Restrictions for Corporate park at Cypress Creek Phase II dated February 18, 1981 ("CPCC"), and for no other purpose. Tenant agrees not to use or permit the use of the Premises for any purpose which is illegal, or which, in Landlord's sole opinion, creates a nuisance or which would increase the cost of insurance coverage with respect to the Building.

         5.       Rental.
                  (a) Tenant covenants and agrees to pay to Landlord, in lawful United States currency, the Base Rent together with any and all applicable sales and use taxes levied upon the use and occupancy of the Premises, payable in equal monthly installments in advance, beginning on the Commencement date and continuing on the first day of each and every calendar month thereafter

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throughout the Lease Term. If the Lease Term commences on a day other than the first day of a month or terminates on a day other than the last day of a month, then the installments of Base Rental and any adjustments thereto for such month or months shall be prorated, based on the number of days in such month.

                  (b) Landlord shall have the same rights and remedies with respect to Additional Rent as with respect to Base Rent. The term "Rent" is hereby defined to mean the Base Rental and any Additional Rent or other sums payable by Tenant under this Lease. All installments of Base Rental and any Additional Rent not paid within 5 days of when due and payable, pursuant to Paragraph 26 (a) hereof, shall be charged a late fee of ten percent (10%) of the delinquent sum. If any installment of Rent shall remain overdue for more than fifteen (15) days, an additional late charge in an amount equal to one and one-half percent (1.5%) per month, or eighteen percent (18%) per year of the delinquent amount, may be charged by Landlord, such charge to be computed for the entire period for which the amount is overdue and be in addition to and not in lieu of the ten percent (10%) late charge or any other remedy available to Landlord. In the event that any check, bank draft, order for payment or negotiable instrument given to Landlord for any payment due under this Lease is not honored or is returned for nonpayment or insufficient funds, Landlord shall further be entitled to an administrative charge of Twenty-five dollars ($25.00). Tenant recognizes and agrees that the aforesaid charges represent a fair and reasonable estimate and liquidation of the costs of Landlord in the administration of the Premises. Any charges due under this paragraph of the Lease shall be deemed to be Additional Rent due hereunder.

                  (c) Tenant shall pay any and all sales and use taxes levied or assessed against all Rent due under this Lease simultaneously with each payment required hereunder.

                  (d) The Base Rental due for the first full calendar month of the Lease Term has been deposited with Landlord by Tenant as of the date of this Lease.

                  (e) The Base Rental shall be as follows.

     11/1/00 - 10/31/01        $179,118.00 annually or $14,926.50 per month
     11/1/01 - 10/31/02        $188,131.68 annually or $15,677.64 per month
     11/1/02 - 10/31/03        $197,492.04 annually or $16,457.67 per month
     11/1/03 - 10/31/04        $207,430.20 annually or $17,285.85 per month
     11/1/04 - 10/31/05        $217,830.60 annually or $18,152.55 per month
     11/1/05 - 10/31/06        $228,693.24 annually or $19,057.77 per month
     11/1/06 - 10/31/07        $240,133.68 annually or $20,011.14 per month


          6.      Payment of Operating Expenses.
                  (a) Except as may be provided herein, this Lease is a triple net lease, and as such, in addition to the Base Rental, as the same is adjusted, Tenant shall according to the provisions of this Paragraph, pay the Landlord as Additional Rent, or directly to service providers if so designated herein or by Landlord in writing, "Operating Expenses" incurred by Landlord in connection with the ownership, operation and management of the Premises. The Operating Expenses shall be determined in accordance with generally accepted accounting

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principles as applied to the ownership, management and operation of such property and shall include the total of all expenses and costs of every kind and nature which Landlord shall pay or be obligated to pay because of or in connection with the ownership and operation of the Premises, including but not limited to the following:

                           (1) Wages and salaries and all payroll costs or
benefits paid to or on behalf of Landlord's employees engaged in the operation, maintenance and security of the Premises.

                           (2) Administrative costs or management of the
Premises, including a management fee.

                           (3) Costs of all utilities furnished to the Premises,
which are not directly billed to Tenant, if any, including water, sewer and electricity.

                           (4) All supplies and materials used in the operation
and maintenance of the Premises.

                           (5) Cost of any maintenance or service agreements
such as landscaping, parking lot maintenance, and window cleaning;

                           (6) Cost of all insurance, including but not limited
to, fire, casualty, liability and rental abatement insurance applicable to the Premises and Landlord's personal property used in connection herewith.

                           (7) Cost of repairs, replacements and general
maintenance of the Premises.

                           (8) All real property taxes (or payments in lieu of
such taxes), exercises, levies, fees, or charges, general and special, ordinary and extraordinary, unforeseen as well as foreseen, of any kind which are assessed, levied, charged, confirmed, or imposed by any public authority upon the Property, its operations or the rent provided for in this Lease. It is agreed that Tenant will be responsible for ad valorem taxes on its personal property and on the value of leasehold improvements.

                           (9) Amortization of capital improvements made to the
Property by Landlord subsequent to the Commencement date of this Lease which will improve the operating efficiency of the Premises.

                           (10) Association fees paid by Landlord attributable
to the Premises during the Lease Term.


                  (b) Operating Expenses shall not include: (1) expenses paid by Landlord for repairs or other work occasioned by condemnation or fire or other casualty, to the extent covered by available insurance or the applicable condemnation award; (2) leasing commissions; (3) interest or amortization of mortgages secured by the Premises; (4) expenses for repairs or replacement to the extent that same are reimbursed by insurance proceeds.

                  (c) Tenant's share of the Operating Expenses shall be 100%.


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                  (d) Promptly following the Commencement Date, and thereafter, promptly following the beginning of each calendar year occurring during the term of this Lease, or any extension or renewal thereof, Landlord shall deliver to Tenant a statement setting forth Landlord's projection of the Operating Expenses for the then current calendar year and Tenant shall be obligated to pay during each calendar year during which this Lease is in effect in equal monthly installments due on the first day of each calendar month for the remaining months of such calendar year.

                  (e) Commencing with Landlord's statement delivered at the beginning of the first full calendar year occurring during the term of this Lease, Landlord shall also set forth the actual amount of Operating Expenses incurred during the preceding calendar year, (to the extent that this Lease was in effect during that calendar year), and any underpayment or overpayment by Tenant based on Tenant's monthly payment (s) (if any) of the projected Operating Expenses made during that preceding calendar year. In the event of any underpayment by Tenant, Tenant shall pay the full amount of such deficiency to Landlord within thirty (30) days of receipt of Landlord's statement. Any overpayment by Tenant shall be deducted from the monthly installments of Tenant's share of the projected Operating Expenses for the ensuing calendar year, as the same become due.

                  (f) At the beginning of the calendar year occurring after the expiration date of the Lease Term, Landlord shall deliver to Tenant a statement setting forth (i) Tenant's share of the actual Operating Expenses incurred during the final Lease Year, up to and including the date of expiration of the Lease Term, and (ii) any underpayment or overpayment of same based on Tenant's payment of Tenant's share of the projected Operating Expenses made during the final Lease Year. In the event of any such underpayment, Tenant shall pay the full amount of same to Landlord on or before the date of the expiration of the Lease term. If Tenant has overpaid, Landlord shall reimburse Tenant the full amount of such overpayment not later than the expiration date of the Lease Term. The respective obligations of the parties hereto pursuant to this Paragraph 6 shall survive the termination of this Lease.

                  (g) Tenant shall contract with and pay directly to service providers for the following services: Association dues attributable to the Premises, water and electric utilities; HVAC maintenance; trash removal, janitorial services and any alarm or security services desired by Tenant. Tenant shall provide Landlord upon Landlord's request a copy of any of the above listed contracts, inspections or work orders. Tenant shall also replace, at its own cost and expense, light bulbs and ballasts needed for the Premises.

         7. Services to be furnished by Landlord. Landlord agrees to furnish Tenant the following services:


                  (a) Landlord shall cause all equipment and facilities necessary for the delivery of water and electrical service to Building to be in place as of the Commencement Date.

                  (b) Landlord does not warrant that any services Landlord supplies will not be interrupted. Services may be interrupted because of accidents, repairs, alterations, improvements, or any reason beyond the reasonable control of Landlord. Tenant shall have no claim for offset or abatement of rent or damages on account of an interruption in service occasioned thereby or resulting therefrom.


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                  (c) If by reason of life/safety emergency, repairs or
replacements become necessary which by the terms hereof are the responsibility of the Landlord, Tenant may make such repairs or replacements which in the opinion of Tenant are necessary for the preservation of the Premises or of the Tenant's property, and Landlord shall reimburse Tenant, except as otherwise provided in Paragraph 6 (a) (9) provided, however, that in such event Tenant agrees to make reasonable effort to inform Landlord before proceeding with such repairs or replacements.

         8. Improvements to the Premises Tenant shall be obligated to construct or install, Tenant's Work as provided in the Work Letter attached hereto as Exhibit C, with an allowance provided by Landlord per Exhibit C. All installations and improvements now or hereafter constructed in or placed on the Premises other than the said Tenant's Work shall be for Tenant's account and at Tenant's sole cost and expense. All decorations, additions, improvements or other alterations to the Premises, except movable office furniture, and equipment installed at the expense of Tenant, shall, unless Landlord elects otherwise in writing, become the property of Landlord upon the installation thereof, and shall be surrendered with the Premises at the expiration of this Lease. Tenant shall pay all ad valorem taxes assessed separately on any improvements to the Premises and all increased insurance premium thereon.

         9. Maintenance and Repair of Building by Landlord. Landlord agrees to keep in good repair the roof, foundations, appurtenances, parking area, and exterior walls and windows of the Building and underground utility and sewer pipes outside of the exterior walls of said Building along with maintenance and replacement of landscaping. Tenant shall contract with service providers acceptable to Landlord to repair and maintain all heating, air conditioning and ventilation equipment, trash removal service, janitorial service and to provide bulbs and ballasts for the lighting. All expenses incurred by Landlord to repair, pursuant to this Paragraph 9, will constitute Operating Expenses. Except as otherwise expressly provided herein, Landlord shall not be required to make any repairs to the Premises.

         10. Care of the Premises by Tenant. Not withstanding the provisions of Paragraph 9, Tenant shall, at its expense, keep the Premises in good repair and in a clean, attractive, first-class tenantable condition including, without limitation, all furniture, equipment, fixtures and decorations located in the Premises. Tenant agrees not to commit or allow any waste to be committed on any portion of the Premises or the Property, and at the termination of this Lease to deliver up the Premises to Landlord in as good condition as at the date of the Commencement Date, ordinary wear and tear excepted.

         11. Repairs and Alterations by Tenant. Tenant covenants and agrees with Landlord, at Tenant's own cost and expense, to repair any damage done to the Premises, or any part thereof, including replacement of damaged portions or items where such damages are caused by Tenant or Tenant's agents, employees, invitees or visitors, and Tenant covenants and agrees to make all such repairs as may be required to restore the Premises, the Building or the Real Property to as good a condition as it was in prior to such damage. All such work or repairs by Tenant shall be effected in compliance with all applicable laws; provided, however, if Tenant fails to make such repairs or replacements, and Tenant shall pay the cost thereof to the Landlord within ten (10) days of Landlord's demand therefore, as Additional Rent. Tenant agrees with Landlord not to make or allow to be made any alterations to the Premises, or place signs, furnishings, equipment, or any window coverings on any part of the Premises which are visible from outside the Premises without first obtaining the prior written consent of Landlord in each such instance, which consent may be given on such conditions as Landlord may elect. Any and all alterations or additions to the Premises made by Tenant shall become the property of Landlord upon termination of this Lease, except for movable equipment or furniture owned by Tenant. Landlord, may, nonetheless, require Tenant to remove any and all fixtures, equipment and other improvements installed on the Premises. In the event that Landlord so elects, and Tenant fails to remove such improvements, Landlord may remove such improvements at Tenant's cost, and Tenant shall pay Landlord on demand of restoring the Premises to Building Standard.


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         12. Signs and Graphics. Landlord agrees to Tenant's signage being placed on the monument sign located at the entrance to the Premises and the facade of the Building which cost will be at the sole expense of the Tenant. Tenant agrees to provide Landlord with the planned layout of the proposed signage for review and approval by Landlord. Signage must also meet the criteria set forth by the Corporate Park Association. Tenant will also provide the Corporate Park Association with the planned layout of the proposed signage for review and approval. Tenant shall provide and install, at Tenant's cost, all letters or numerals on doors entering the Premises. All such letters and numerals shall be in the standard graphics as approved by Landlord for the Building, and no others shall be permitted on the Premises without Landlord's prior written consent.

         13.      Parking.
                  (a) During the term of this Lease, Landlord shall provide Tenant with surface parking spaces located in the "exterior areas" for Tenant's use.

                  (b) Landlord shall not be liable for any damage to or any theft of any vehicle, or any contents therefrom, while in or about the parking areas located on the Premises.

         14. Laws and Regulations. Tenant agrees to comply with all applicable laws, ordinances, rules and regulations of any governmental entity, agency or authority having jurisdiction of the Premises or of Tenant's use thereof.

         15. Building Rules and Regulations. Tenant will comply with the reasonable rules and regulations adopted and altered by Landlord from time to time and will cause all of its agents, employees, invitees and visitors to do so. Landlord shall give Tenant notice of all such rules and regulations and any changes thereto, and Tenant shall be charged with compliance with such rules and regulations from the date of said notice. The current rules and regulations are attached and made part of this Lease as Exhibit D.

         16. Entry By Landlord. Tenant agrees to permit Landlord or its agents or representatives to enter into and upon any part of the Premises at all reasonable hours (and in emergencies at all times) to inspect the conditions, occupancy or use thereof, or to show the Premises to prospective purchasers, mortgages, tenants or insurers, or to clean or make repairs, alterations or additions thereto; and Tenant shall not be entitled to any abatement or reduction of rent by reason thereof.

         17.      Assignment and Subletting.
                  (a) Tenant shall not assign, sublease, transfer, pledge, or encumber this Lease or any interest therein without Landlord's prior written consent. Tenant shall in no event be allowed to enter into a partial assignment of Tenant's leasehold interest. Any attempted assignment, sublease or other transfer or encumbrance by Tenant in violation of the terms and covenants of this Paragraph shall be void.

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                  (b) In the event that Tenant shall desire Landlord's consent to either the subletting of the Premises, or the assignment of Tenant's entire interest under the Lease, Tenant shall give Landlord six (6) months' prior written notice thereof. The consent by Landlord to any assignment or subletting shall not constitute a waiver of the necessity for such consent to any subsequent assignment or subletting. It is understood that Landlord may refuse to grant consent to any assignment or subletting by Tenant with or without cause and without stating in its refusal to grant such consent the reasons for which it refuses to grant such consent and may not, under any circumstances, be required or compelled to grant such consent. If this Lease be assigned, or if the Premises be sublet or occupied by any party other than Tenant, Landlord may collect rent from the assignee, subtenant or occupant, and apply the net amount collected to the Rent due, but no such assignment, underletting, occupancy or collection shall be deemed a waiver of this covenant, or the acceptance of the assignee, subtenant or occupant as Tenant, or a release of Tenant from the further performance of the covenants on the part of Tenant required herein. Tenant shall pay to Landlord any positive difference between any Base Rent or other amounts payable under any sublease or assignment to which Landlord grants its consent hereunder, and the Base Rent payable hereunder.

                  (c) This prohibition against assignment or subletting shall be construed to include a prohibition against any assignment or subleasing by operation of law, legal process, receivership, bankruptcy or otherwise, whether voluntary or involuntary, and a prohibition against any encumbrance of all and any part of Tenant's interest.

                  (d) Notwithstanding Landlord's consent to any assignment or subletting by Tenant, Tenant shall remain liable for the full and faithful performance of the covenants and conditions of this Lease unless expressly released in writing by Landlord.

                  (e) In the event that Tenant is a corporation (other than a corporation whose stock is regularly traded on a nationally recognized stock exchange), the conveyance of any stock in such corporation shall be deemed to be an assignment of Tenant's leasehold interest hereunder. Should Tenant be a partnership, the dissolution of such partnership or the assignment of any interest therein by any general partner thereof shall also be deemed to be an assignment of Tenant's leasehold interest hereunder. Any such assignment of partnership interest or conveyance of corporate stock in Tenant, as the case may be, shall therefore be subject to the restrictions set forth herein. Landlord understands that Tenant plans to go public and have an Initial Public Offering and Private Placement Offering. Notwithstanding anything to the contrary herein, such actions during the Term of this Lease shall be a permitted assignment. Tenant shall provide Landlord with information on any such changes as soon as legally and contractually permissible.

         18. Mechanic's Liens. Landlord and Tenant hereby expressly agree and acknowledge that, pursuant to the terms of this Lease and applicable law of the State of Florida, no interest of Landlord in the Premises, or any part thereof, shall be subject to any lien for improvements made by Tenant in or for the Premises, and Tenant shall not permit any mechanic's lien or liens to be placed upon the Premises or any portion of the Building or the Property. Landlord has recorded in the public records of Broward County, Florida, a public notice containing a true and correct copy of this paragraph 18, and Tenant

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agrees to inform all contractors and materialmen performing work on or supplying material to the Premises of the existence of such notice. Nothing in this Lease shall be deemed or construed in any way as constituting the consent of request of Landlord, express or implied, by inference or otherwise, to any person for performance of any labor or the furnishing of any materials to the Premises, or any part thereof, nor as giving Tenant any right, power, or authority to contract for or permit the rendering of any services or the furnishing of any materials that would or might give rise to any mechanic's or other liens against the Premises or any portion of the Premises. In the event any such lien is claimed against the Premises or any portion thereof, then Tenant shall discharge same or transfer such lien to other security within thirty (30) days of notice thereof. In the event that Tenant fails to discharge or otherwise remove any such liens, then, in addition to any other right or remedy of Landlord, Landlord may, but shall not be obligated to, discharge the same. Any amount paid by Landlord for any of the aforesaid purposes shall be reimbursed by Tenant to Landlord within ten (10) days of Landlord's demand therefore as Additional Rent.

         19. Property Insurance. Landlord shall maintain fire and extended coverage insurance on the Premises in such amounts as Landlord's mortgagee (s) shall require. Such insurance shall be maintained at the expense to be included in "Operating Expenses" and payments for losses thereunder shall be made solely to Landlord or Landlord's mortgagee(s), as their interest shall appear. Tenant shall maintain at its expense, in an amount equal to full replacement cost, fire and extended coverage insurance on all of it personal property, including removable trade fixtures, located in the Premises and in such additional amounts as are required to meet Tenant's obligations pursuant to Paragraph 23 hereof. Tenant shall, at Landlord's request from time to time, provide Landlord with current certificates of insurance evidencing Tenant's compliance with this Paragraph 19 and Paragraph 20 hereof.

         20. Liability Insurance. Tenant and Landlord shall, each at Tenant's expense, maintain a policy or policies of comprehensive general liability insurance, including public liability and property damage, with respect to their respective activities in the Premises and on the Real Property, with the premiums thereon fully paid on or before due date, issued by and binding upon an insurance company approved by Landlord. Such insurance shall afford minimum protection of not less than $2,000,000.00 combined single limit coverage of bodily injury, property damage or combination thereof. Landlord shall not be required to maintain insurance against thefts within the Premises.

         21. Assumption of Risks. Landlord shall not be liable to Tenant or Tenant's customers, licensees, agents or guests or employees for any injury or damages to its, his or their persons or property by any cause whatsoever, including, but not limited to construction defects, water, rain, sleet, fire, storms, negligence and accidents, breakage, stoppage or leaks of gas, water, heating, sewer pipes, boilers, wiring or plumbing or any other defect in or about the Premises. Tenant expressly assumes all liability for or on account of any injury, loss or damage, and will at all times, indemnify and save Landlord harmless from and against all liability damage or expense caused by or arising out of any such injury, loss or damage to persons or property upon the Premises.

         22. Waiver of Subrogation Rights. Anything in this Lease to the contrary notwithstanding, Landlord and Tenant each hereby waive any and all right of recovery, claim, action, or cause of action, against the other, its agents, officers, or employees, for any loss or damage that may occur to the Premises, or any personal property of such party therein, by reason of fire, the

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elements or any other cause (s) which are insured against under the terms of the standard fire and extended coverage insurance policies referred to in Paragraph 19 hereof, regardless of cause or origin, including negligence of the other party hereto, its agents, officers, or employees; provided that such waiver by either Landlord or Tenant does not limit in any way such party's right to recovery under such insurance policies. Landlord and Tenant shall each obtain an endorsement to all of their insurance policies to effect the provisions of this paragraph, provided that such endorsements are available at no additional cost.

         23. Casualty Damage. If the Premises or any part thereof shall be damaged by fire or other casualty, Tenant shall give prompt written notice thereof to Landlord. If the Building shall be so damaged that Tenant is prohibited from substantial occupancy and such substantial repairs or reconstruction cannot be completed within 180 days from the date of damage, either Landlord or Tenant may terminate this Lease by the other in writing of such termination within thirty (30) days after the date of such damage. If neither party elects to terminate, Landlord shall commence and proceed with reasonable diligence to restore the Building to substantially the same condition in which it was immediately prior to the happening of the casualty, Tenant's equipment, trade fixtures, and furnishings excepted. However, Landlord shall not be required to spend for such work an amount in excess of the insurance proceeds actually received by Landlord as a result of the casualty. If there is any injury to Tenant or injury to the business of Tenant resulting in any way from such damage or the repair thereof, subject to the provisions of the next sentence, Landlord shall allow Tenant a fair abatement of Base Rent during the time and to the extent the Premises are unfit for occupancy. Notwithstanding the foregoing, if the Premises or any other portion of the Building be damaged by fire or other casualty caused by Tenant, its employees, or invitees, the Base Rent hereunder shall not be diminished during the repair of such damage, and Tenant shall not be entitled to terminate the Lease and Tenant shall additionally be liable to Landlord for the entire cost of the repair and restoration of the Building caused thereby to the extent such cost and expense is not covered by Landlord's insurance proceeds.

         24. Condemnation. If the whole of the Building or the Premises should be taken for any public or quasi-public use, by right of eminent domain or otherwise, or if the same should be sold in lieu of condemnation, then this Lease shall terminate as of the date when physical possession of the Building or the Premises is taken by the condemning authority. If less than the whole of the Building or the Premises is thus taken or sold, the Landlord may, at its option terminate this Lease by giving written notice thereof to Tenant, in which event this Lease shall terminate as of the date when physical possession of such portion of the Building or Premises is taken by the condemning authority. If this Lease is not so terminated upon any such taking or sale, the Base Rental payable hereunder may be diminished by an equitable amount , and Landlord shall, to the extent Landlord deems feasible, restore the Building and the Premises to substantially their former condition , Tenant's equipment, fixtures, ad furnishings excepted. In no event shall Landlord be required to spend for such work an amount in excess of the amount received by Landlord as compensation for such taking. All amounts awarded upon at taking of any part of all of the Building or the Premises shall belong to Landlord, and Tenant shall not be entitled to and expressly waives all claim to any such compensation.

         25. Loss and Damage. Landlord shall not be liable to Tenant for any loss or damage to any property of Tenant, including without limitation, that occasioned by theft, fire, act of God, public enemy, injunction, riot, strike, insurrection, war, court order, requisition, or order of governmental body or authority or by any other cause beyond the control of Landlord. Nor shall Landlord be liable for any damage or inconvenience which may arise through repair or alterations of any part of the Building or Premises, except as otherwise provided for in the Lease.

         26.      Events of Default/Remedies.
                  ---------------------------

                  (a) The following events shall be deemed to be events or default by Tenant under this Lease: (i) Tenant shall fail to pay any Rent or any other sums of money due hereunder; (ii) Tenant shall fail to comply with any provisions of this Lease including without limitation the Work Letter, all of which terms, provisions and covenants shall be deemed material; (iii) the leasehold hereunder demised shall be taken on execution or other process of law in any action against Tenant; (iv) Tenant shall fail to promptly move into, take possession of and operate its business on the Premises when the Premises are ready for occupancy or shall cease to do business in or vacate or abandon any substantial portion of the Premises; (v) Tenant shall become insolvent or unable to pay its debts as they become due, or Tenant notifies Landlord that it anticipates either condition; (vi) Tenant takes any action to, or notifies Landlord that Tenant intends to file a petition under any section or chapter of the Federal Bankruptcy Act, as amended, or under any similar law or statute of the United States or any State thereof, or a petition shall be filed against Tenant under any such statute or Tenant or any creditor of Tenant notifies Landlord that it knows such a petition to be filed or Tenant notifies Landlord that it expects such a petition to be filed; or (vii) a receiver or trustee shall be appointed for Tenant's leasehold interest in the Premises or for all or a substantial part of the assets of Tenant.

                  (b) Upon the occurrence of any event or events of default or other breach of this Lease by Tenant not arising from Tenant's failure to pay any rent or other sums of money due hereunder, and whether such default or defaults are enumerated in this Paragraph or not, then if Tenant fails to cure any such default within ten (10) days of written notice from Landlord, Landlord shall have the option to pursue any one or more of the following remedies: (i) Landlord shall have the right, at election, to cancel and terminate this Lease and dispossess Tenant; or, (ii) Landlord shall have the right without terminating or canceling this Lease to declare all amounts and rents due under this Lease for the remainder of the existing term (or any applicable extension or renewal thereof) to be immediately due and payable, and thereupon all rents and other charges due hereunder to the end of the initial term or any renewal term, if applicable shall be accelerated; (iii) Landlord may elect to enter and repossess the Premises and relet the Premises for Tenant's account, holding Tenant liable in damages for all expenses incurred in any such reletting and for any difference between the amount of rent received from such reletting and the rent due and payable under the terms of this Lease; (iv) Landlord may enter upon the Premises and do whatever Tenant is obligated to do under this Lease; (v) Landlord may present the Letter of Credit (described in Paragraph 36) for full drawdown for application first to cure any defaults as to all amounts due with any remaining amounts to be retained by Landlord as a security deposit for the future performance of the Tenant's obligations. If Tenant is in default for any reason which would require written notice from Landlord, and if such default cannot reasonably be expected to be cured within the said ten (10) day period then Tenant shall have a reasonable period of time to effect such cure, provided that Tenant promptly commences the cure and proceeds diligently to completion of same.

         The parties acknowledge that the amount of the Letter of Credit from time to time shall not be deemed to limit Tenant's liability pursuant to the Lease. Should Landlord draw the full amount of the Letter of Credit and cure any default, with the balance to then be held as a security deposit, such election by the Landlord shall be the Landlord's exclusive remedy as to any such default so cured.
                  (c) In the event of any default by Tenant arising from the failure to pay rent or any other sum due hereunder, Landlord, upon eight (8) days' written notice to Tenant, may exercise any remedy or remedies provided in Paragraph 26(b) above. Such eight days' notice period shall constitute an opportunity for Tenant to cure its payment default.

                  (d) This Paragraph 26 shall be enforceable to the maximum extent not prohibited by applicable law, and the unenforceability of any portion hereof shall not thereby render unenforceable any other portion.

                  (e) Landlord shall be in default hereunder in the event Landlord has not begun and pursued with reasonable diligence the cure of any failure of Landlord to meet its obligations hereunder within thirty (30) days of the receipt by Landlord of written notice from Tenant of the alleged failure to perform. In no event shall Tenant have the right to terminate or rescind this Lease as a result of Landlord's default as to any covenant or agreement contained in this Lease or as a result of the breach of any promise or inducement hereof, whether in this Lease or elsewhere. Tenant hereby waives such remedies of termination and recision and hereby agrees that Tenant's remedies for default hereunder and for breach of any promise or inducement by Landlord shall be limited to a suit for damages and/or injunction. In addition, Tenant hereby covenants that, prior to the exercise of any such remedies, it will give the mortgagee holding any mortgage on the Premises notice and reasonable time to cure any default by Landlord, so long as the identity and address of such Mortgagee has been provided to Tenant in writing prior to such default.

                  (f) Tenant agrees to reimburse Landlord on demand for any expenses which Landlord may incur in effecting compliance with Tenant's obligations under this Lease, and Tenant further agrees that Landlord shall not be liable for any such damages resulting to the Tenant from such action. All such remedies of Landlord shall be cumulative, and in addition, Landlord may pursue any other remedies that may be permitted by law or in equity. Forbearance by Landlord to enforce one or more of the remedies here in provided upon an event of default shall not be deemed or construed to constitute a waiver of such default or remedy.

         27. Property Taxes and Assessments. Subject to reimbursement by Tenant pursuant in Paragraph 6 herein, Landlord shall pay all real property taxes and special or other assessments for public betterments or improvements which may be levied or assessed by any lawful authority against the Premises. Tenant shall be liable for and shall pay directly to the taxing authorities all taxes levied or assessed against personal property, furniture or fixtures or equipment placed or purchased by Tenant in the Premises. If any such taxes for which Tenant is liable are levied or assessed against Landlord or Landlord's property and if Landlord elects to pay the same, or if the assessed value of Landlord's property is increased by inclusion of personal property, furniture or fixtures or equipment placed or purchased by Tenant in the Premises, and Landlord elects to pay the taxes based on such increase, Tenant shall pay to Landlord upon demand those taxes for which Tenant is liable hereunder.

         28. Peaceful Enjoyment. Tenant shall, and may peacefully have, hold, and enjoy the Premises against all persons claiming by, through or under Landlord, subject to the other terms hereof, provided that Tenant pays the Rent and other sums herein recited to be paid by Tenant and performs all of Tenant's covenants and agreements herein contained. This covenant and any and all other covenants of Landlord shall be binding upon Landlord and its successors only with respect to breaches occurring during its or their respective periods of ownership of the Landlord's interest hereunder.

         29. Holding Over. In the event of holding over by Tenant without Landlord's written consent thereto after expiration or other termination of this Lease or in the event Tenant continues to occupy the Premises after the termination of Tenant's right of possession pursuant to Paragraph 26(b) hereof Tenant covenants and agrees, throughout the entire holdover period, to pay rent equal to twice the Base Rental as the same is adjusted pursuant to the terms hereof, together with applicable sales and use taxes and any Additional Rent which would have been applicable had the term of this Lease continued through the period of such holding over by Tenant. No possession by Tenant after the expiration of the term of this Lease shall be construed to extend the term of this Lease unless Landlord has specifically consented to such possession in writing, and throughout such holdover period Tenant shall be deemed a tenant-at-sufferance.

         30. Subordination to Mortgage.This Lease is and shall be subject and subordinate to any mortgage, deed of trust or other lien created by Landlord, whether presently existing or hereafter arising upon the Premises, and to any renewals, refinancing, and extensions thereof, but Tenant agrees that any such mortgagee shall have the right at any time to subordinate such mortgage, deed or trust or other lien to this Lease on such terms and subject to such conditions as such mortgagee may deem appropriate in its discretion. Landlord is hereby irrevocably vested with full power and authority to subordinate this Lease to any mortgage, deed of trust or other lien now existing or hereafter placed upon the Premises, or the Building as a whole, and Tenant agrees upon demand to execute such further instruments subordinating this Lease or attorning to the holder of any such liens as Landlord may request. The terms of this Lease are subject to approval by the Landlord's permanent lender, and such approval is a condition precedent to Landlord's obligations hereunder. In the event that Tenant should fail to execute any subordination or other agreement required by this Paragraph, promptly as requested, Tenant hereby irrevocably constitutes Landlord as its attorney-in-fact to execute such instrument in Tenant's name, place and stead, it being agreed that such power is one coupled with an interest. Tenant agrees that it will from time to time upon request by Landlord execute and deliver to such persons as Landlord shall request a statement in recordable form certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as so modified), stating the dates to which Rent and other charges payable under this Lease have been paid, stating that Landlord is not in default hereunder (or if Tenant alleges a default stating the nature of such alleged default) and further stating such other matters as Landlord or its mortgagees shall reasonably require. Tenant shall, in the event of the sale or assignment of Landlord's interest in the Building or Premises or in the event of any proceedings brought for the foreclosure of, or in the event of exercise of the power of sale under, any mortgage made by Landlord covering the Premises, attorn to and recognize such purchaser as Landlord under this Lease.

         31.    Estoppel Certificates. From time to time, Tenant, within ten
(10) days after written request by Landlord, will deliver to Landlord a statement in writing certifying that this Lease is unmodified and in full force and effect (or if there shall have been modification, that the same is in full force and effect as modified and stating the modification), the dates to which the Rent and other charges have been paid and stating whether or not the Landlord is in default in performance of any covenant, agreement, or condition contained in this Lease and, if so, specifying each such default of which Tenant may have knowledge, and such additional information as any mortgagee or purchaser of the Premises may require.

         32. Landlord's Lien. Tenant hereby grants to Landlord a lien and security interest on all property of Tenant now or hereafter placed in or upon the Premises, and such property shall be and remain subject to such lien and security interest of Landlord for payment of all Rent and other sums agreed to be paid by Tenant herein. The provisions of this Paragraph relating to such lien and security interest shall constitute a security agreement under and subject to the Uniform Commercial Code of the State of Florida so that Landlord shall have and may enforce a security interest on all property of Tenant now or hereafter placed in or on the Premises, in addition to and cumulative of the Landlord's liens and rights provided by law or by the other terms and provisions of this Lease. Tenant agrees to execute as debtor such financing statement or statements and such other documents as Landlord may now or hereafter request in order to perfect or further protect Landlord's security interest. Notwithstanding the above, Landlord shall neither make any claim upon nor withhold from Tenant, Tenant's business records.

         33. Attorney's Fees. Tenant agrees that Tenant will pay, in additional to the Rent and other sums agreed to be paid hereunder, all collection and court costs incurred by Landlord and Landlord's reasonable attorneys' fees incurred for the collection of unpaid rentals or the enforcement, defense or interpretation of Landlord's rights under this Lease, whether such fees and costs be incurred out of court, at trial, on appeal, or in bankruptcy proceedings.

         34. No Implied Waiver. The failure of Landlord to insist at any time upon the strict performance of any covenant or agreement or to exercise any option, right, power or remedy contained in this Lease shall not be construed as a waiver or a relinquishment thereof for the future. No payment by Tenant or receipt by Landlord of a lesser amount that the monthly installment of Rent due under this Lease shall be deemed to be other than on account of the earliest Rent due hereunder, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as Rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such Rent or pursue any other remedy provided in this Lease.

         35. Limitation of Liability. The liability of Landlord to Tenant for any default by Landlord under the terms of this Lease shall be limited to the interest of Landlord in the Building and Real Property, and Tenant agrees to look solely to Landlord's interest in the Building and the Real Property for the recovery of any judgment from the Landlord, it being intended that Landlord shall not be personally liable for any judgment or deficiency.

         36. Letter of Credit as Security Deposit. As a security deposit, Tenant shall provide a clean, unconditional, irrevocable Letter of Credit in favor of Landlord in the amount of Two Hundred Fifty Thousand and No/100 dollars ($250,000.00) in the form attached as Exhibit E (the "Letter of Credit") issued by and payable at a banking institution reasonably acceptable to Landlord and located in Dade, Broward or Palm Beach County with an A rating or better from S& P ("Acceptable Bank"). The Letter of Credit shall have an expiration date no earlier than September 30, 2007 (the "Expiration Date") or shall be renewed annually through said Expiration Date, in which event Tenant shall submit to Landlord original amendments extending the expiration date or replacement letters of credit with extended expiration dates, on an annual basis no later than the date that is 45 days prior to the expiration date of the Letter of Credit then in effect. Any replacement letter of credit must be issued by an Acceptable Bank. Failure to so extend the expiration date of the Letter of Credit through said Expiration Date in the foregoing manner shall constitute a default under this Lease, entitling Landlord, in addition to all other remedies, to present the Letter of Credit for payment in full upon eight (8) days written notice to Tenant and to hold or apply the proceeds thereof as a Security Deposit for the future performance of the Tenant's obligations. Said Letter of Credit shall decrease annually in the amount of $30,000.00 each year so long as the Tenant is not or has not been in default of any terms of the said Lease Agreement. If at any time during the Lease Term there is any default under the Lease, the Letter of Credit will not be further reduced This Letter of Credit shall also be transferable to any successor of the Landlord's interest in the subject property, the cost and expense of such transfer charged by the issuer of the Letter of Credit, if any, to be paid by Tenant. The parties acknowledge that the amount of the Letter of Credit from time to time shall not be deemed to limit Tenant's liability pursuant to the Lease.

         37. Radon Disclosure. In accordance with the requirements of Florida Statutes Section 404.056(8), the following notice is hereby given:

         RADON GAS: Radon is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of radon that exceed federal and state guidelines have been found in buildings in Florida. Additional information regarding radon testing may be obtained from your county public health unit.

         38. Hazardous Waste. Tenant agrees not to keep in or on the Leased Premises any hazardous or toxic waste or substance whatsoever, as defined under any applicable federal, state or local laws, rules regulating or ordinances. Tenant hereby agrees to indemnify, defend, save and keep Landlord and Landlord's employees, partners, successors and assigns, harmless form any an all liabilities, obligations, charges, losses, damages, penalties, claims, actions and expenses, including, without limitation, engineer' and professional fees, soil tests and chemical analysis, court costs and legal fees and expenses through all trial, appellate and administrative levels, imposed on, incurred by or asserted against Landlord, in any way relating to, arising out of, or in connection with the Tenant's use, handling, storage, transportation or disposal of, any hazardous or toxic wastes or substances. The foregoing indemnification shall survive any assignment or termination of the Lease.

         39. Waivers by Tenant. Tenant expressly waives all of the following: (a) the requirement under Chapter 83.12 of the Florida Statutes that the plaintiff in his distress for rent action file a bond payable to the Tenant in at least double the sum demanded by the plaintiff, it being understood that no bond shall be required in any such action; (b) the right of Tenant under Chapter 83.14 of the Florida Statutes to replevy distrained property; and (c) any rights it may have in the selection of venue in the event of suit by or against Landlord, it being understood that the venue of such suit shall be in Broward County, Florida.

         40. Notices. Any notice, demand or request to be given pursuant to this Lease must, unless otherwise expressly provided herein, be in writing, and may, unless otherwise in this Lease expressly provided, be given or be served by depositing the same in the United States mail, postpaid and certified and addressed to the party to be notified, with return receipt requested, or by delivering the same in person to an officer of such party. Notice deposited in the mail in the manner hereinabove described shall be effective from and after the expiration of three (3) days after it is so deposited. Notwithstanding any provision of this Lease to the contrary, however, Landlord may always give Tenant notice by addressing or delivering same to the Premises. Until further notice, the addresses for the parties shall be as follows:


      As to Landlord:      The Parmenter Company
                           6301 N.W. 5th Way, Suite 2800
                           Ft. Lauderdale, FL 33309


      Copy to:             Shelley Stuart Carvel,
                           Asst. Vice President
                           UNUM Life Insurance Company of America
                           Attn: Mortgage & Real Estate Investments - Q114 2211 Congress Street
                           Portland, Maine 04122

      As to Tenant:        Inter-Call-Net Teleservices, Inc. d/b/a HELPMENOW.COM
                           6340 N.W. 5th Way
                           Ft. Lauderdale, FL  33309
                           Attn: Scott Gershon

         41. Severability. If any term or provision of this Lease, or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and enforced to the fullest extent permitted by law.

         42. Recordation. Tenant agrees not to record this Lease or any memorandum hereof, but Landlord may record this Lease or a memorandum thereof, at its sole election, and Tenant agrees to execute any such memorandum promptly upon request by Landlord.

         43. Governing Law. This Lease and the rights and obligations of the parties hereto shall be interpreted, construed, and enforced in accordance with the laws of the State of Florida.

         44. Time of Performance. Time is of the essence with respect to the performance of every provision of this Lease where time of performance is a factor.

         45. Force Majeure. Whenever a period of time is herein prescribed for the taking of any action by Landlord, Landlord shall not be liable or responsible for, and there shall be excluded from the computation of such period of time, any delays due to strikes, riots, acts of God, shortages of labor or materials, war, governmental laws, regulations, or restrictions, financing, or any other cause whatsoever beyond the control of Landlord.

         46. Transfers by Landlord. Landlord shall have the right to transfer and assign, in whole or in part, all its rights and obligations hereunder and in the Premises, and in such event and upon such transfer Landlord shall be released from any further obligations hereunder, and Tenant agrees to look solely to such successor in interest of Landlord for the performance of such obligations.

         47. Brokers. Landlord and Tenant each represent and warrant to the other that except as may be hereinafter set forth, neither of them has employed any broker in connection with the negotiations of the terms of this Lease or the execution thereof. Landlord and Tenant hereby agree to indemnify and to hold each other harmless against any loss, expense or liability with respect to any claims for commissions or brokerage fees arising from or out of any breach of the foregoing representation and warranty. Landlord recognizes The Parmenter Company as the sole broker with whom Landlord has dealt in this transaction and agrees to pay any commissions determined to be due said broker.

         48. Effect of Delivery of this Lease. Landlord has delivered a copy of this Lease to Tenant for Tenant's review only, and the delivery hereof does not constitute an offer to Tenant or an option to lease. This Lease shall not be effective until a copy executed by both Landlord and Tenant is delivered to and accepted by Landlord.

         49. Captions. The Paragraph captions used herein are for convenience and reference only.


         50. Relationship of Parties. Nothing contained herein shall be deemed or construed by the parties hereto, nor by any third party, as creating the relationship of principal and agent or of partnership or of joint venture between the parties hereto, or to create any relationship between the parties hereto other than the relationship of Landlord and Tenant.

         51. Exhibit. Exhibits A, B, C, D,and E, are attached hereto and incorporated herein and made part of this Lease for all purposes .

         52. Prior Agreements and Amendments. All prior agreements, understandings, representations and/or promises made or entered into by the parties hereto are superseded by and replaced with this Lease, so that this Lease is the sole agreement between the parties. The provisions of this Lease may not be modified or amended, except by an instrument in writing and signed by both parties hereto.

         53. Binding Effect. This Lease shall be binding upon and inure to the benefit of Landlord, its successors and assigns, and Tenant, its successors and assigns.

         IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease in multiple original counterparts as of the date first above written.

                               LANDLORD

Executed in the presence of:

                               UNUM LIFE INSURANCE COMPANY OF AMERICA


----------------------------   bY:------------------------------------
                                 Shelley Stuart Carvel, Assistant Vice President



----------------------------




                                     TENANT


Executed in the presence of:
                                     INTER-CALL-NET TELESERVICES, INC.,  D/B/A
                                     HELPMENOW.COM

----------------------------         By:----------------------------------------


                                     Name:--------------------------------------

----------------------------
                                     As Its:------------------------------------

                                    EXHIBIT A
                                LEGAL DESCRIPTION


DESCRIPTION -
--------------

Lot 19, Corporate Park at Cypress Creek, Broward County, Florida (108-11-B)


ALSO DESCRIBED AS :
-------------------

6340 N.W. 5th Way, Ft. Lauderdale, FL  33309

                                    EXHIBIT B
                                   FLOOR PLAN

                                    EXHIBIT C
                                 WORK AGREEMENT

THIS AGREEMENT made as of the 31st day of August,2000, between Unum Life Insurance Company of America ("Landlord") and Inter-Call-Net Teleservices, Inc. d/b/a HELPMENOW.COM ("Tenant"). The parties hereby acknowledge that they are contemporaneously entering into a certain Lease Agreement dated August, 2000(the "Lease") for premises (the "Premises") known as The 6340 Building, located at 6340 N.W. 5th Way, Ft. Lauderdale, FL 33309.

1. Tenant's Work. Under the Lease, Tenant has agreed to accept the Premises "as is," without any obligations for the performance of improvements or other work by Landlord. However, Tenant desires to perform certain improvements thereto in connection with Tenant's initial occupancy of the Premises. (" Tenant's Work"). Such Tenant's Work shall be in accordance with the provisions of this Work Agreement, and to the extent not expressly inconsistent herewith, in accordance with the provisions of the Lease, Performance of the Tenant's Work shall not serve to abate or extend the time for the commencement of Rent under the Lease.

2. Cost of Tenant's Work. Except as provided hereinafter, Tenant shall pay all costs (the "Costs of the Tenant's Work") associated with the Tenant's Work whatsoever, including without limitation, all permits, inspection fees, construction management fees due to Landlord's representative as well as any Tenant representative, fees of space planners, architects, engineers, and contractors, utility connections, the cost of all labor and materials, bonds, insurance, and any structural or mechanical work, additional HVAC equipment or sprinkler heads, or modifications to any building mechanical, electrical, plumbing or other systems and equipment or relocation of any existing sprinkler heads, either within or outside the Premises required as a result of the layout, design, or construction of the Tenant's Work.

Of the Costs of the Tenant's Work, Landlord shall reimburse Tenant up to the maximum amount of $115,560 or $10.00 per square foot of rentable area of the Premises (the "Improvement Allowance) The Improvement Allowance does not include: office furniture, equipment, cubicles, electrical power to cubicles, non-building standard lighting, telephone lines, telephone systems, telephone equipment, computer lines, computers, data lines or any cabling,(other than standard electrical wiring within the Building) or any other item that would be considered personal property. The Improvement Allowance shall be funded by Landlord within thirty (30) days after the work has been completed in accordance with the "Space Plan" and "Working Drawings" approved by Landlord in writing in accordance with the provisions hereof, and Tenant has submitted all invoices, lien waivers, affidavits of payment, certificates of occupancy and such other evidence as Landlord may reasonably require that the cost of the Tenant's Work has been satisfactorily completed, paid for and that no mechanic's, materialmen's or other such liens have been or may be filed against the Property or the Premises arising out of the design or performance of the Tenant's Work. Landlord may issue checks to fund the Improvement Allowance jointly to Tenant, its general contractor, and, at Landlord's option, to any subcontractors or suppliers. Landlord shall have no responsibility to Tenant for remaining allowance funds that have not been utilized during the initial buildout and any unspent allowance will be deemed forfeited. Notwithstanding anything to the contrary herein, any funds remaining and unspent toward Tenant's Work as of December 15, 2000, shall be retained by Landlord without further obligation to Tenant.

3.   Space Plan and Specifications
a. Tenant shall be improving the Premises by demolishing the existing walls to coincide with the floor plan as described in Exhibit B. With the removal of the walls the ceiling tile shall be replaced, lights relocated as needed and electric removed and new installed where necessary. Other work included shall be the re-carpeting and painting of the Premises along with replacement of the reception area flooring and flooring to the entrance of the building. Replace wall between Lobby and main center with glass and install three security doors in lobby at existing door locations. Replace all bathroom fixtures with ADA approved fixtures. All work shall be completed within sixty (60) days from the beginning of construction and the
     - Premises substantially ready for occupancy.
b. No later than ten (10) days after the date of this Work Agreement set forth above, Tenant shall submit two (2) sets of a "Space Plan" (as defined in Section 14) to Landlord for approval.
c. Landlord shall, within ten (10) days after receipt thereof, either approve said Space Plan, or disapprove the same advising Tenant of the reasons for such disapproval. In the event Landlord disapproves said Space Plan, Tenant shall modify the same, taking into account the reasons given by Landlord for said disapproval, and shall submit two sets of the revised Space Plan to Landlord within five (5) days after receipt of Landlord's initial disapproval.

4.   Working Drawings and Engineering Report.
a. No later than ten (10) days after receipt of Landlord's approval of the Space Plan, Tenant shall submit to Landlord for approval two (2) sets of "Working Drawings" (as defined in Section 14), and a report (the "Engineering Report") from Tenant's mechanical, structural and electrical engineers indicating any special heating, cooling, ventilation, electrical, heavy load or other special or unusual requirements of Tenant.
b. Landlord shall, within twenty (20) working days after receipt thereof, either approve the Working Drawings and Engineering report, or disapprove the same advising Tenant of the reasons for disapproval. If Landlord disapproves of the Working Drawings or Engineering Report, Tenant shall modify and submit revised Working Drawings, and a revised Engineering Report, taking into account the reasons given by Landlord for disapproval, within five (5) days after receipt of Landlord's initial disapproval.

5. Landlord's Approval. Landlord shall not unreasonably withhold approval of any Space Plans, Working Drawings, or Engineering Report submitted hereunder if they provide for a customary office layout, with typical office finishes and materials, are compatible with the Building's shell and core construction, and no modifications will be required for the Building electrical, heating, air-conditioning, ventilation, plumbing, fire protection, life safety, or their systems or equipment, and will not require any structural modifications to the Premises, whether required by heavy loads or otherwise.

6. Space Planners, Architects, Engineers, and Contractors. The Space Plan, Working Drawings, Engineering Report and the Tenant's Work, shall be prepared and performed by such licensed, bonded, reputable and qualified space planners, architects, engineers and contractors selected by Tenant and approved by Landlord ;. Such approval shall be granted or denied within fifteen (15) days after Landlord receives from Tenant a written request for same, containing a reasonable designation of the proposed party's background, references and qualifications.

7. Change Orders. No changes, modifications, alterations or additions to the approved Space Plan or Working Drawings may be made without the prior written consent of the Landlord after written request by Tenant. In the event that the Premises are not constructed in accordance with said approved Space Plan and Working Drawings, then Tenant shall not be permitted to occupy the Premises until the Premises reasonably comply in all respects with said approved Space Plan and Working Drawings; in such case, the Rent shall nevertheless commence to accrue and be payable as otherwise provided in the Lease.

8.   Compliance. Tenant's Work shall comply in all respects with the following:
(a) the Building code of the City and State in which the Building is located and State, County, City or other laws, codes, ordinances and regulations, as each may apply according to the rulings of the controlling public official, agent or other such person, (b) applicable standards of the National Board of fire Underwriters and National Electrical Code, and (c) building material manufacturer's specifications.

9. Guarantees. Each contractor, subcontractor and supplier participating in Tenant's Work shall guarantee that the portion thereof for which he is responsible shall be free from any defects in workmanship and materials for a period of not less than one (1) year from the date of completion thereof. Every such contractor, subcontractor, and supplier shall be responsible for the replacement or repair, without additional charge, of all work done or furnished in accordance with its contract which shall become defective within one (1) year after completion thereof. The correction of such work shall include, without additional charge, all additional expenses and damages in connection with such removal or replacement of all or any part of Tenant's Work, and/or the Property or work which may be damaged or disturbed thereby. All such warranties or guarantees as to materials or workmanship of or with respect to Tenant's Work shall be contained in the contract or subcontract which shall be written such that said warranties or guarantees shall inure to the benefit of both Landlord and Tenant, as their respective interests may appear, and can be directly enforced by either. Tenant covenants to give Landlord any assignment or other assurances necessary to effect such right of direct enforcement. Copies of all contracts and subcontracts shall be furnished to Landlord promptly after the same are entered.

10.  Performance.
a. Tenant's Work shall be commenced within fifteen (15) days after Landlord approves the Working Drawings, and shall thereafter be diligently prosecuted to completion, subject to delays for reasons beyond Tenant's control (except financial matters). All Work shall conform with the Working Drawings approved by Landlord in writing, and Landlord may periodically inspect the Work for such compliance.
b. Tenant's Work shall be performed in a thoroughly safe, first-class and workmanlike manner in conformity with the approved Space Plan and Working Drawings, and shall be in good and usable condition at the date of completion.
c. Tenant shall be required to obtain and pay for all necessary permits and/or fees with respect to Tenant's Work, and the same shall be shown to Landlord prior to commencement of the Work.
d. Each contractor and subcontractor shall be required to obtain prior written approval from the Landlord for any space outside the Premises within the Property, which such contractor or subcontractor desires to use for storage, handling, and moving of his materials and equipment, as well as for the location of any facilities for his personnel.
e. The contractors and subcontractors shall be required to remove from the Premises and dispose of, at least once a week and more frequently as Landlord may direct, all debris and rubbish caused by or resulting from the construction. Upon completion of Tenant's Work, the contractors and subcontractors shall remove al surplus materials, debris and rubbish of whatever kind remaining within the Property which has been brought in or created by the contractors and subcontractors in the performance of Tenant's Work. If any contractor or subcontractor shall neglect, refuse or fail to remove any such debris, rubbish, surplus material or temporary structures within two (2) days after notice to Tenant for Landlord with respect thereto, Landlord may cause the same to be removed by contract or otherwise as Landlord may determine expedient and charge the cost thereof to Tenant as Additional Rent under the Lease.
f. Tenant shall obtain and furnish Landlord all approvals with respect to electrical, water and telephone work as may be required by the respective company supplying the service. Tenant shall obtain utility service, including meter, from the utility company supplying service, unless Landlord elects to supply service and/or meters.
g. Landlord shall have the right to require Tenant to furnish bonds or other security in form and amount reasonably satisfactory to Landlord for the prompt and faithful performance and payment for Tenant's Work.
h. Landlord's acceptance of Tenant's Work as being completed in accordance with the approved Space Plan and Working Drawings shall be subject to Landlord's inspection and written approval. Tenant shall give Landlord 5 days prior written notification of the anticipated completion date of Tenant's Work.
i. If contemplated or permitted under the statutes of the State in which the Property is located, within ten (10) days after completion of construction of Tenant's Work, Tenant shall execute and file a Notice of Completion with respect thereto and furnish a copy thereof to Landlord upon recordation, failing which, Landlord may itself execute and file the same on behalf of Tenant as Tenant's agent for such purpose.
j. Tenant shall, at its cost and expense construct, purchase, install and perform any and all items of Tenant's Work, stock its merchandise, and employ its personnel so as to obtain any governmentally required certificate of occupancy and to occupy the Premises as soon as possible, and in all cases on or before the date required therefor hereunder or under the Lease.
k. Copies of "as built" drawings shall be provided to Landlord no later than thirty (30) days after completion of the Work.
l. Landlord's approval of Tenant's plans and specifications, and Landlord's recommendations or approvals concerning contractors, subcontractors, space planners, engineers or architects, shall not be deemed a warranty as to the quality or adequacy of the Work, or the design thereof, or of its compliance with Laws, codes and other legal requirements.
m. Tenant shall conduct its labor relations and relations with employees so as to avoid strikes, picketing, and boycotts of; on or about the Property. If any employees strike, or if picket lines or boycotts or other visible activities objectionable to Landlord are established, conducted or carried out against Tenant, its employees, agents, contractors, subcontractors or suppliers, in or about the Property, Tenant shall immediately close the Premises and remove or cause to be removed all such employees, agents, contractors, subcontractors and suppliers until the dispute has been settled.
n. Tenant's contractors shall comply with the rules and regulations of the Property and Landlord's requirements respecting the manner of delivery, handling materials, equipment and debris.

11. Insurance. All contractors and sub-contracts shall carry Worker's Compensation Insurance covering all of their respective employees in the statutory amounts. Tenant shall carry Employer's Liability Insurance in the amount of at least $500,000 per occurrence, and comprehensive general liability insurance of at least $3,000,000 combined single limit for bodily injury, death, or property damage; and the policies therefor shall cover Landlord and Tenant, as additional insured, as well as the contractor or subcontractor. Tenant shall carry builder's risk insurance coverage respecting the construction and improvements to be made by Tenant, in the amount of the anticipated cost of construction of the Work (or any guaranteed maximum price). All insurance carriers hereunder shall be rated at least A and X in Best's Insurance Guide. Certificates for all such insurance shall be delivered to Landlord before the construction is commenced or contractor's equipment is moved onto the Property. All policies of insurance must require that the carrier give Landlord twenty
(20) days' advance written notice of any cancellation or reduction in the amounts of insurance. In the event that during the course of Tenant's Work any damage shall occur to the construction and improvements being made by Tenant, then Tenant shall repair the same at Tenant's cost.

12. Liens. Tenant shall keep the Property free from any mechanic's, materialman's or similar liens or other such encumbrances in connection with the Work, and shall indemnify and hold Landlord harmless from and against any claims, liabilities, judgments, or costs (including attorneys' fees) arising in connection therewith. Tenant shall give Landlord notice at least twenty (20) days prior to the commencement of the Work (or such additional time as may be necessary under applicable laws), to afford Landlord the opportunity of posting and recording appropriate notices of non-responsibility. Tenant shall remove any such lien or encumbrance by bond or otherwise within ten (10) days after written notice by Landlord, and if Tenant shall fail to do so, Landlord may pay the amount necessary to remove such lien or encumbrance, without being responsible for investigation the validity thereof. The amount paid shall be deemed Additional Rent under the Lease payable upon demand, without limitation as to other remedies available to Landlord under the Lease. Nothing contained herein shall authorize Tenant to do any act which shall subject Landlord's title to the Property to any liens or encumbrances whether claimed by operation of law or express or implied contract. Any claim to a lien or encumbrance upon the Property arising in connection with the Work shall be null and void, or at Landlord's option shall attach only against Tenant's interest in the Property and shall in all respects be subordinate to Landlord's title to the Property.

13. Indemnity. Tenant shall indemnify, defend and hold harmless Landlord (and Landlord's principals, partners, agents, trustees, beneficiaries, officers, employees and affiliates) from and against any claims, demands, losses, damages, injuries, liabilities, expenses, judgments, liens, encumbrances, orders, and awards, together with attorneys' fees and litigation expenses arising out of or in connection with the Work, or Tenant's failure to comply with the provisions hereof, or any failure by Tenant's contractors, subcontractors or their employees to comply with the provisions hereof, except to the extent caused by Landlord's intentional or negligent acts.

14.  Certain Definitions
a. "Space Plan" herein means a floor plan, drawn to scale, showing: (1) demising walls, corridor doors, interior partition walls and interior doors, including any special walls, glass partitions or special corridor doors, (2) any restrooms, kitchens, computer rooms, file rooms and other special purpose rooms, and any sinks or other plumbing facilities, or other special facilities or equipment, (3) any communications system, indicating telephone and computer outlet locations, and (4) any other details or features required to reasonably delineate the Work to be performed.
b. "Working Drawings" herein means fully dimensioned, permitable, architectural construction drawings and specifications, and any required engineering drawings (including mechanical, electrical, plumbing, air-conditioning, ventilation and heating). And shall include any applicable items described above for the Space Plan, and if applicable: (1) electrical outlet locations, circuits and anticipated usage therefor, (2) reflected ceiling plan, including lighting, switching, and any special ceiling specifications, (3) duct locations for heating, ventilating and air-conditioning equipment, (4) details of all millwork, (5) dimensions of all equipment and cabinets to be built in, (6) furniture plan showing details of space occupancy, (7) keying schedule, (8) lighting arrangement,
     (9) location of print machines, equipment in lunch rooms, concentrated file and library loadings and any other equipment or systems (with brand names wherever possible) which require special consideration relative to air-conditioning, ventilating and air conditioning equipment and requirements, (11) weight and location of heavy equipment, and anticipated loads for special usage rooms (12) demolition plan (13) partition construction plan (14) type and color of floor and wall-coverings, wall paint and any other finishes, and any other details or features required to completely delineate the Tenant's Work to be performed.

15. Taxes. Tenant shall pay prior to delinquency all taxes, charges or other governmental impositions (including without limitation, any real estate taxes or assessments, sales tax or value added tax) assessed against or levied upon Tenant's fixtures, furnishings, equipment and personal property located in the Premises and the Tenant's Work to the Premises under this Agreement. Whenever possible, Tenant shall cause all such items to be assessed and billed separately from the property of Landlord. In the event any such items shall be assessed and billed with the property of Landlord, Tenant shall pay its share of such taxes, charges or other governmental impositions to Landlord within thirty (30) days after Landlord delivers a statement and a copy of the assessment or other documentation showing the amount of such impositions applicable to Tenant.

16. INCORPORATED INTO LEASE; DEFAULT. THE PARTIES AGREE THAT THE PROVISIONS OF THIS WORK AGREEMENT ARE HEREBY INCORPORATED BY THIS REFERENCE INTO THE LEASE FULLY AS THOUGH SET FORTH THEREIN. In the event of any express inconsistencies between the Lease and this Work Agreement, the latter shall govern and control. If Tenant shall default under this work Agreement, Landlord may order that all Tenant's Work being performed in the Premises be stopped immediately, and that no further deliveries to the Premises be made, until such default is cured, without limitation as to Landlord's other remedies. Any amounts payable by Tenant to Landlord hereunder shall be paid as Additional Rent under the Lease. Any default by the other party hereunder shall constitute a default under the Lease and shall be subject to the remedies and other provisions applicable thereto under the Lease. If Tenant shall default under the Lease or this Work Agreement and fail to cure the same within the time permitted for cure under the Lease, at Landlord's option, all amounts paid or incurred by Landlord towards the Improvement Allowance shall become immediately due and payable as Additional Rent under the Lease.

                             LANDLORD:  UNUM LIFE INSURANCE COMPANY OF
                             AMERICA
                             By: /s/ Shelley Stuart Carvel
                             -------------------------------------------------
                             Shelley Stuart Carvel , Assistant Vice President

                             TENANT:  INTER-CALL-NET TELESERVICES, INC.
                             D/B/A HELPMENOW.COM

                             By: Scott Gershon, President
                             -------------------------------------------------

                                    EXHIBIT D

                              RULES AND REGULATIONS

                                       FOR

                                THE 6340 BUILDING
                                -----------------

The following Rules and Regulations have been formulated for the safety and well-being of the Tenant and become effective upon occupancy. Strict adherence to these Rules and Regulations is necessary to guarantee that the Tenant will enjoy a safe and unannoyed occupancy of the Premises. Any repeated or continuing violation of these Rules and Regulations by Tenant after notice and time to cure from Landlord, shall be sufficient cause for termination of this Lease, at the option of Landlord.

Landlord may, upon request by the Tenant, waive the compliance by the Tenant of any of the foregoing Rules and Regulations provided that (i) no waiver shall be effective unless signed by Landlord's authorized agent, (ii) an such waiver shall not relieve the Tenant from the obligation of complying with the remainder of the foregoing Rules and Regulations unless the Tenant has received a similar waiver in writing form Landlord.

Landlord agrees not to unreasonably discriminate against Tenant in the enforcement of the Rules and Regulations in effect with regard to the Building.

     1. The sidewalks, entrances, passages, courts, or other exterior parts of the Building and the Premises shall not be obstructed or encumbered or used for any purpose other than ingress and egress, and Tenant shall keep the sidewalks and curb directly in front of said Premises clean and free from debris. Subject to the other provisions of the Lease, Tenant shall have the right to control and operate the Building, and the facilities furnished for the Building, in such manner as Tenant deems best.

     2. No awnings or other projections shall be attached to the outside walls of the Building without the prior written consent of Landlord. No drapes, blinds, shades or screens shall be attached to or hung in or used in connection with, any window or door of the Premises, without the prior consent of Landlord in its reasonable discretion. Such awnings, projections, curtains, blinds, screens or other fixtures must be of a quality, type, design and color and attached in the manner approved by Landlord in its reasonable discretion.

     3. Except as otherwise provided for in this Lease, no sign, picture, advertisement, notice or other lettering shall be exhibited, inscribed, printed or affixed by the Tenant on any part of the outside or inside of the Building that is visible from the outside without the prior written consent of Landlord. In the event of the violation of the foregoing by the Tenant, Landlord may remove same without any notice or liability, and may charge the expense incurred by such removal to the Tenant.

     4. No show cases or other articles shall be put in front of or affixed to any part of the exterior of the Building without the prior written consent of Landlord.

     5. The water and wash closets and other plumbing fixtures shall not be used for any purpose other than those for which they were constructed, and no sweepings, rubbish, rags or other substances shall be thrown therein. All damages resulting from any misuses of the fixtures shall be borne by the Tenant.

     6. All contractors an/or technicians performing work for Tenant within the Premises, Building or parking facilities shall be referred to Landlord for approval before performing such work. This shall apply to all work including, but not limited to, installation of telephone, telegraph equipment, electrical devises and attachments, and all installations affecting floors, walls, windows, doors, ceilings, equipment or any other physical feature of the Building, the Premises or parking facilities. None of this work shall be done by Tenant without Landlord's prior written approval.

     7. The Tenant shall not construct, maintain, use or operate within the Premises or elsewhere within or on the outside of the Building any electrical device, wiring or apparatus in connection with a loud-speaker system other than an office loud-speaker system with speakers solely within the Premises.

     8. No vehicles, or animals, birds or pets of any kind shall be brought into or be kept in or about the Premises, and no cooking shall be done or be permitted by the Tenant on said Premises except for the Tenant's own use. The Tenant shall not make, or permit to be made, any unseemly or disturbing noises which disturb or interfere with occupants of neighboring buildings or premises or those having business with them whether by the use of any musical instrument, radio phonograph, unmusical noise, whistling, singing or in any other way. The Tenant shall not throw anything out of doors or windows or down corridors or stairs of the Building.

     9. No inflammable, combustible or explosive fluid, chemical or substances shall be brought or kept upon Premises. Landlord acknowledges, however, that Tenant shall be entitled to keep those items necessary to run its photocopying equipment.

     10. No additional locks or bolts of any kind shall be placed upon any of the doors or windows by the Tenant, nor shall any changes be made in existing locks or the mechanism thereof without Landlord's consent. The Tenant shall, upon the termination of its tenancy, return to Landlord all keys of offices, storage and toilet rooms either furnished to, or otherwise procured by the Tenant, and in the event of the loss of any keys so furnished, Tenant shall pay to Landlord the cost to re-key the locks operated by those keys.

     11. Any person employed by the Tenant to do janitorial work within the Premises must obtain Landlord's consent, and such person shall, while in the Building on said Premises, comply with all reasonable instructions issued by the Landlord's property manager.

     12. Landlord shall have the right to prohibit any advertising by the Tenant which, in Landlord's opinion, tends to impair the reputation of the Premises and upon written notice from Landlord, the Tenant shall refrain from or discontinue such advertising.

     13. The Tenant shall be responsible for all persons for whom it authorizes entry into or exit out of the Building and shall be liable to Landlord for all acts of such persons, except to the extent covered or required to be covered by insurance carried, or required to be carried, by Landlord.

     14. The Premises shall not be used for lodging or sleeping or for any immoral or illegal purpose.

     15. Canvassing, soliciting and peddling on the Premises is prohibited and the Tenant shall cooperate to prevent the same.

     16. In the event Tenant must dispose of crates, boxes, etc. which will not fit into office wastepaper baskets, it will be the responsibility of Tenant to dispose of same.

     17. Unless otherwise set forth in the Lease, Tenant shall not install any antenna or aerial wires, or radio or television equipment, or any other type of equipment, inside or outside of the Building, without Landlord's prior approval in writing and upon such terms and conditions as may be specified by Landlord in each and every instance.

     18. Where the approval or consent of Landlord is required in these Rules and Regulations, Landlord shall not unreasonably withhold or delay such approval or consent.

     19. Landlord reserves the right to rescind any of these rules and regulations and to make such other and further rules and regulations as it, in its sole discretion, shall from time to time require for the safety, protection, care and cleanliness of the Premises. These rules and regulations, as amended, shall be binding upon Tenant in a like manner as if included within the provisions of the Lease agreement from the inception of the Lease Term.

                                    EXHIBIT E
                                    ---------
                              LETTER OF CREDIT FORM
                              ---------------------


                                (BANK LETTERHEAD)
                                -----------------

               IRREVOCABLE LETTER OF CREDIT NO. --------------------


                                                                      , 200
                                        -----------------------------

_________ UNUM LIFE INSURANCE COMPANY _________________
2211 CONGRESS STREET
PORTLAND, MAINE 04122

GENTLEMEN:

WE HEREBY AUTHORIZE YOU TO DRAW ON OURSELVES

FOR ACCOUNT OF __________(name of account party)______________________________
UP TO THE AGGREGATE AMOUNT OF________________________ ($ ____________________ ,
AVAILABLE BY YOUR CLEAN SIGHT DRAFT OR DRAFTS.

DRAFTS UNDER THIS CREDIT MUST BE MARKED "DRAWN UNDER IRREVOCABLE LETTER OF CREDIT NO. _________________________ DATED _________________________________"
AND PRESENTED AT OUR OFFICE NO LATER THAN


PARTIAL DRAWINGS ARE NOT PERMITTED.
----------------------------------

THIS LETTER OF CREDIT MUST ACCOMPANY ANY DRAFT PRESENTED TO US FOR PAYMENT, AND WILL BE RETURNED TO YOU IF THE DRAFT DOES NOT EXHAUST THE AMOUNT OF THIS LETTER OF CREDIT.

WE HEREBY REPRESENT AND WARRANT THAT THE ISSUANCE OF THIS LETTER OF CREDIT DOES NOT EXCEED OUR LENDING LIMIT FOR THE ACCOUNT PARTY.

OUR OBLIGATION UNDER THIS LETTER OF CREDIT IS INDEPENDENT FROM THAT OF __________(name of account party)________________ WITH YOU. NO DEFENSE OR CLAIM OF __________(name of account party)________________ AGAINST YOU, AND NO BANKRUPTCY OR INSOLVENCY OF ____________(name of account party)_____________ SHALL IMPAIR OR AFFECT IN ANY WAY OUR OBLIGATION TO HONOR YOUR DRAFTS UNDER AND IN COMPLIANCE WITH THIS LETTER OF CREDIT. OUR OBLIGATION TO YOU IS IN NO WAY CONTINGENT UPON REIMBURSEMENT FROM _________(name of account party)____________ OR BY ANYONE ELSE.

WE HEREBY UNDERTAKE THAT DRAFTS DRAWN IN COMPLIANCE WITH THE TERMS OF THIS CREDIT WILL BE DULY HONORED BY US WITHIN TWENTY FOUR (24) HOURS AFTER PRESENTATION.

THIS LETTER OF CREDIT IS SUBJECT TO THE PROVISIONS OF THE ____(state)____ UNIFORM COMMERCIAL CODE.

                                                Very truly yours,


                                               ------------------------------
                                                Authorized Signature


                                               ------------------------------
                                                Authorized Signature